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                          SECURITIES AND EXCHANGE COMMISSION

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                                 WASHINGTON D.C. 20549


                                       FORM 8-K


                       CURRENT REPORT PURSUANT TO SECTION 13 OR
                          15(d) OF THE SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
FEBRUARY 17, 1997 (FEBRUARY 12, 1997)




                                   SHARON ENERGY LTD.
                (Exact name of registrant as specified in its charter)



     BRITISH COLUMBIA, CANADA          000-18337              84-0820328
            (State or                 (Commission         (I.R.S. Employer
       other jurisdiction)            File Number)       Identification No.)


                        5995 GREENWOOD PLAZA BLVD., SUITE 220
                              ENGLEWOOD, COLORADO      80111
              (Address of principal executive offices) (Zip Code)


                                    (303) 694-4920
                  Registrant's telephone number, including area code


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Item 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S



(a) Sharon Energy Ltd. (the "Company") has issued 1,700,000 units of unregistered securities pursuant to an exemption from registration under of Regulation S of the Securities Act of 1933. Each unit consists of one common voting share of the Company and one non-transferable Class B Common Stock Warrant entitling the purchaser thereof to purchase one additional common share of the Company at a price of Canadian $.60 per share to be exercised any time after, and within one year from, the closing date of the offering. The closing date of the offering was February 12, 1997.

In addition, the Company issued 150,000 common voting shares as a corporate finance fee (for services rendered in connection with the units described above) to the placement agent identified in paragraph (b) herein below.

In addition, the Company issued 350,000 Class C Warrants as additional compensation for services rendered in connection with the placement of units described above. Each Class C Warrant entitles the holder thereof to purchase one common voting share of the Company for a period of one year from the closing date of the offering.

(b) The name of the placement agent of the offering is Canaccord Capital Corporation, P.O. Box 10337, Suite 2200, 609 Granville Street, Vancouver, B.C. V7Y 1H2.

(c) The Company has received gross consideration of Canadian $850,000, or Canadian $.50 per unit, for the issuance of the securities. Commissions totaling Canadian $49,000 were deducted and paid to the placement agent for services rendered in connection with the offering. The net consideration to the Company is Canadian $801,000.

(d) All of the securities above were issued to persons other than "U.S. Persons" in an "Offshore Transaction" as those terms are defined in Regulation S under the Securities Act of 1933. The Company has relied on the representations of the placement agent and the unit subscribers as well as its own investigations in determining the offering status under Regulation S. The securities issued herein have been distributed under British Columbia securities legislation and were offered in jurisdictions, other than in the U.S., where such securities may be lawfully offered in accordance with applicable legislation. A director of the Company, who is a British Columbia resident and a Canadian citizen, purchased 300,000 of the 1,700,000 units issued in this offering.

(e) As described above, the Company has issued 1,700,000 Class B warrants exercisable into 1,700,000 common voting shares at a price of Canadian $.60 per share within one year of the closing date of February 12, 1997. In addition, the Company has issued 350,000 Class C Warrants exercisable into 350,000 common voting shares at a price of Canadian $.50 per share within one year of the closing date. If all of the Class B and Class C Warrants are exercised, 2,050,000 additional common voting shares will be issued and the Company will receive additional consideration of Canadian $1,195,000. However, there is no assurance that any of the

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warrants described herein will be exercised.

NOTE: As of February 12, 1997 the net proceeds of the offering of Canadian $801,000 have increased the Company's cash and common shareholders' accounts by U.S. $600,750 using an exchange ratio of US $.75 to Canadian $1.00. Common shares issued and outstanding have been increased by 1,850,000 to 5,664,800. The net proceeds of the offering will be used to fund lease acquisition, geologic, seismic and drilling costs in connection with the Company's California gas exploration program.


                                      SIGNATURES


    Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                SHARON ENERGY LTD.



Date:  February 17, 1997                   By   /s/ J. CHRIS STEINHAUSER
                                                -------------------------------
                                                J. Chris Steinhauser
                                                Chief Financial Officer and
                                                Chief Accounting Officer